Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – November 11 – 7:00 am (EST)

AETI Records $1.5 Million Quarterly Loss Before One-Time Expenses

and Announces Record Backlog

Quarterly results impacted by cost overruns on large projects and one-time charges

HOUSTON, Nov. 11, 2014 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its third quarter 2014 financial results.

The Company reported a $2.1 million net loss attributable to common shareholders in the third quarter of 2014 on consolidated revenue of $14.3 million, down from income of $0.9 million in the third quarter of 2013 on $16.2 million of revenue. Included in the results was a loss of $0.2 million related to the start-up of the Company’s Brazilian subsidiary and a $0.4 million write-down of the Company’s remaining renewable energy business assets.

During the quarter, the Company experienced project delays and manufacturing cost overruns due to new product introductions and a significant increase in the number of large power distribution center (PDC) projects in process for the midstream and downstream oil and gas markets.

The cost overruns and one-time charges drove gross margins for the company to 3%, down from 17% in Q3 of 2013.

The Company also reported that based on continued sales success and new major customer wins that it achieved record year-to-date revenues from continuing operations of $43.6 million for the first nine months of the year and ended the quarter with record backlog of $28 million.

“Our record first nine-month revenue and backlog for the quarter and our expanding list of break-in wins at new blue-chip energy customers highlight our progress in becoming a market leader in turnkey power delivery solutions for the North American energy market”, said Charles Dauber, president and chief executive officer, AETI. “This quarter, we experienced cost overruns and project delays that impacted our project margins due to the significant increase in the number of million-dollar-plus PDC projects we have in process and the introduction of our arc-resistant product lines. Most of these projects will be completed during the fourth quarter. ”

In the third quarter, the Company reported the hiring of Bill Miller as its new chief operating officer. In this newly created role, Mr. Miller is responsible for scaling the company’s operations, improving project execution and driving the company’s profitability. Mr. Miller has 30 years of experience in plant management, operations and business leadership, and is located in the Company’s Beaumont, Texas manufacturing and operations facility.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

The Company’s international joint ventures reported net equity income after expenses of $ 0.2 million, which reflects the typical seasonality of its Chinese joint venture.

Dauber continued, “We understand the causes of our growing pains and are addressing those issues. The hiring of our new chief operating officer will enable us to improve project execution and to profitably scale our operations. While Q3 financial results were disappointing, the strategy and foundation we are putting in place will allow us to scale the company and add long-term value for our shareholders.”

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Conference Call

AETI will conduct a conference call at 10 a.m. EST on Tuesday, November 11, 2014, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 888-490-2760 pass code 888697, in the United States and Canada. International callers should dial +1 719-325-2485, pass code 888697.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas; Bay St. Louis, Mississippi; Macaé and Rio de Janeiro, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, expected improvement in profitability, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward

713.869.0707

mlecronier@wardcc.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2014		2013		2014		2013
Revenue:
Technical Products and Services	$12,618		$13,970		$38,743		$35,607
Electrical and Instrumentation Construction	1,665		2,266		4,818		7,136

	$14,283		$16,236		$43,561		$42,743

Gross profit:
Technical Products and Services	$251	2%	$2,428	17%	$4,385	11%	$6,117	17%
Electrical and Instrumentation Construction	244	15%	331	15%	573	12%	1,496	21%

	$495	3%	$2,759	17%	$4,958	11%	$7,613	18%

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations

Technical Products and Services	$(210)	-2%	$2,188	16%	$3,623	9%	$5,372	15%
Electrical and Instrumentation Construction	62	4%	331	15%	391	8%	1,496	21%
Corporate and other unallocated expenses	(2,039)		(1,548)		(5,552)		(4,764)

Income (loss) from consolidated continuing operations	(2,187)	-15%	971	6%	(1,538)	-4%	2,104	5%

Equity income from BOMAY	285		475		1,793		2,123
Equity income (loss) from MIEFE	65		(12)		139		146
Equity income from AAG	—		(29)		2		871
Foreign operations expenses	(122)		(66)		(412)		(204)

Net equity income from foreign joint ventures’ operations	228		368		1,522		2,936

Income (loss) from consolidated continuing operations and net equity income from foreign joint ventures’ operations	(1,959)	-14%	1,339	8%	(16)	0%	5,040	12%

Interest expense and other, net	(23)		(27)		(56)		(72)

Total other income (expense)	(23)		(27)		(56)		(72)

Continuing operations income before income taxes	(1,982)		1,312		(72)		4,968

Provision for income taxes on continuing operations	—		110		—		745

Net income (loss) on continuing operations	(1,982)		1,202		(72)		4,223

Discontinued operations income (loss)	(21)		(215)		(2,673)		(350)

Provision for income taxes on discontinued operations	$—		$—		$—		$—

Net income (loss) on discontinued operations	(21)		(215)		(2,673)		(350)

Net income (loss) before dividends on redeemable convertible preferred stock	(2,003)		987		(2,745)		3,873

Dividends on redeemable preferred stock	(86)		(86)		(258)		(256)

Net income (loss) attributable to common stockholders	$(2,089)	-15%	$901	6%	$(3,003)	-7%	$3,617	8%

Earnings (loss) from continuing operations per common share:
Basic	$(0.25)		$0.14		$(0.04)		$0.50

Diluted	$(0.25)		$0.13		$(0.04)		$0.45

Weighted-average number of continuing operations common shares outstanding:
Basic	8,180,970		8,004,026		8,137,133		7,985,318

Diluted	8,180,970		9,497,056		8,137,133		9,450,719

Earnings (loss) from discontinued operations per common share:
Basic	0.00		$(0.03)		$(0.33)		$(0.04)

Earnings (loss) per common share:
Basic	$(0.26)		$0.11		$(0.37)		$0.45

Diluted	$(0.26)		$0.10		$(0.37)		$0.41

Weighted-average number of common shares outstanding:
Basic	8,180,970		8,004,026		8,137,133		7,985,318

Diluted	8,180,970		9,497,056		8,137,133		9,450,719

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2014
	(Unaudited)	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$2,384	$4,148
Accounts receivable-trade, net of allowance of $315 and $327 at September 30, 2014 and December 31, 2013, respectively	10,917	10,462
Inventories, net of allowance of $65 and $40 at September 30, 2014 and December 31, 2013	3,781	3,184
Costs and estimated earnings in excess of billings on uncompleted contracts	4,960	5,312
Prepaid expenses and other current assets	438	376
Current assets held for sale	—	3,113

Total current assets	22,480	26,595
Property, plant and equipment, net	8,535	4,077
Investments in foreign joint ventures	11,812	13,033
Other assets	45	126
Long-term assets held for sale	650	2,005

Total assets	$43,522	$45,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,897	$5,327
Accrued payroll and benefits	956	1,911
Other accrued expenses	414	397
Billings in excess of costs and estimated earnings on uncompleted contracts	2,535	3,021
Short-term notes payable	—	—
Other current liabilities	12	121
Current Liabilities held for sale	—	536

Total current liabilities	11,814	11,313
Notes payable	500	500
Deferred income taxes	3,424	3,541
Deferred compensation	270	211

Total liabilities	16,008	15,565

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $731 and $764 at September 30, 2014 and December 31,2013, respectively; $.001 par value, shares issued and outstanding 1,000,000 September 30, 2014, and December 31,2013	4,269	4,236

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,184,188 and 8,008,759 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	8	8
Treasury stock; at cost 108,976 shares at September 30, 2014 and 49,863 shares at December 31, 2013	(704)	(238)
Additional paid-in capital	11,207	10,494
Accumulated other comprehensive income	951	983
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 at September 30, 2014 and December 31, 2013, respectively	11,783	14,788

Total common stockholders’ equity	23,245	26,035

Total liabilities, preferred stock and stockholders’ equity	43,522	45,836

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations , Including Net Equity Income

from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Net Income (loss) on continuing operations attributable to common stockholders	$(2,068)	$1,116	$(330)	$3,967
Add:
Dividends on redeemable preferred stock	86	86	258	256
Depreciation and amortization	198	132	457	348
Interest expense and other, net	23	27	56	72
Provision for income taxes	—	110	—	745

EBITDA[1]	$(1,761)	$1,471	$441	$5,388

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2013 10-K which was filed on March 28, 2014.